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Exhibit 25

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

One Wall Street, New York, New York	10286
(Address of principal executive offices)	(Zip code)

ANTHEM, INC.
(Exact name of obligor as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

120 Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)

Notes*
(Title of the indenture securities)

*
Specific title(s) to be determined in connection with issuance(s) of Notes.

Item 1. General Information.*

        Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	2 Rector Street, New York, N.Y. 10006
State of New York	and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None. (See Note on page 2.)

Item 16. List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  -   A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  -   A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  -   The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  -   A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

*
Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

2

NOTE

        Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

        Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of June, 2002.

THE BANK OF NEW YORK
By:	/s/ ROBERT A. MASSIMILLO
Robert A. Massimillo Vice President

2

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts
		In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$3,765,462
Interest-bearing balances		3,835,061
Securities:
Held-to-maturity securities		1,232,736
Available-for-sale securities		10,522,833
Federal funds sold and Securities purchased under agreements to resell		1,456,635
Loans and lease financing receivables:
Loans and leases held for sale		801,505
Loans and leases, net of unearned income	35,858,070
LESS: Allowance for loan and lease losses	608,375
Loans and leases, net of unearned income and allowance		35,249,695
Trading Assets		8,132,696
Premises and fixed assets (including capitalized leases)		898,980
Other real estate owned		911
Investments in unconsolidated subsidiaries and associated companies		220,609
Customers' liability to this bank on acceptances outstanding		574,020
Intangible assets
Goodwill		1,714,761
Other intangible assets		49,213
Other assets		5,001,308

Total assets		$73,954,859

LIABILITIES
Deposits:
In domestic offices		$29,175,631
Noninterest-bearing	11,070,277
Interest-bearing	18,105,354
In foreign offices, Edge and Agreement subsidiaries, and IBFs		24,596,600
Noninterest-bearing	321,299
Interest-bearing	24,275,301
Federal funds purchased and securities sold under agreements to repurchase		1,922,197
Trading liabilities		1,970,040
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		1,577,518
Bank's liability on acceptances executed and outstanding		575,362
Subordinated notes and debentures		1,940,000
Other liabilities		5,317,831

Total liabilities		$67,075,179

EQUITY CAPITAL
Common stock		1,135,284
Surplus		1,055,508
Retained earnings		4,227,287
Accumulated other comprehensive income		(38,602)
Other equity capital components		0
Total equity capital		6,379,477

Total liabilities and equity capital		$73,954,859

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                      Thomas J. Mastro,
                      Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors

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NOTE
SIGNATURE
Consolidated Report of Condition of THE BANK OF NEW YORK of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries,